EXHIBIT 14(a)(4)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement Nos. 33-34233, 33-46861, 33-87614, 33-97622, 33-97624, and 33-39364 of Scailex Corporation Ltd. (formerly Scitex Corporation Ltd.) (“Scailex”) on Form S-8 of our report on the financial statements of Scitex Vision America, Inc. (a wholly owned subsidiary of Scailex Vision (Tel-Aviv) Ltd. (formerly Scitex Vision Ltd.)) dated February 7, 2005, appearing in this Annual Report on Form 20-F of Scailex for the year ended December 31, 2005.

/s/ Frazier & Deeter, LLC —————————————— Frazier & Deeter, LLC

Atlanta, Georgia, United States

June 26, 2006